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                                                                     [MASTER]


                                                                  EXHIBIT 5.1


INTERFERON SCIENCES, INC. [LOGO] [LETTERHEAD]



                                                          December 12, 1995

Interferon Sciences, Inc.
783 Jersey Avenue
New Brunswick, New Jersey 08901

Gentlemen:

     Reference is made to the Registration Statement on Form S-3 of Interferon Sciences, Inc. (the "Company") relating to the registration of shares of the Company's common stock, par value $.01 per share (the "Common Stock").

     I am General Counsel of the Company, and have examined such corporate records and other documents as I have deemed relevant. Based upon the above, I am of the opinion that the Common Stock to be sold pursuant to the Registration Statement is validly authorized and issued, fully paid, and non-assessable.

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the use of my name in the Prospectus.


                                                          Very truly yours,


                                                          Lawrence M. Gordon